================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 OCTOBER 4, 2000
                Date of Report (date of earliest event reported)

                         AURORA BIOSCIENCES CORPORATION
--------------------------------------------------------------------------------
                        (Exact name of Registrant as specified in charter)

          DELAWARE                       0-22669                33-0669859
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
       incorporation)                                        Identification No.)

                              11010 TORREYANA ROAD
                           SAN DIEGO, CALIFORNIA 92121
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (858) 404-6600

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 7.(a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                The financial statements of Quorum Sciences, Inc. (a development stage company) as required by this item are set forth at the pages indicated below:

                                                                                        Page
                                                                                        ----
               Report of Hildebrand, Limparis & Hevey, CPAs, PC, Independent
                  Auditors.                                                              3
               Balance Sheets as of December 31, 1999 and 1998.                          4
               Statements of Operations for the year ended December 31, 1999 and the periods from April 6, 1998 (inception) to December 31, 1998
                  and 1999.                                                              5
               Statements of Stockholders' Equity for the year ended December
                  31, 1999 and the period from April 6, 1998 (inception) to
                  December 31, 1998.                                                     6
               Statements of Cash Flows for the year ended December 31, 1999 and the periods from April 6, 1998 (inception) to December 31,
                  1998 and 1999.                                                         7
               Notes to Financial Statements.                                            8

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Quorum Sciences, Inc.
Frederick, Maryland


We have audited the accompanying balance sheets of Quorum Sciences, Inc. (a Delaware development stage corporation) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999 and the periods from April 6, 1998 (inception) to December 31, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quorum Sciences, Inc. as of December 31, 1999 and 1998, and the results of its operations for the periods then ended in conformity with generally accepted accounting principles.



HILDEBRAND, LIMPARIS & HEVEY, CPAs, PC

March 7, 2000

QUORUM SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)


BALANCE SHEETS

                                                                     DECEMBER 31,
                                                                 1999              1998
                                                               ---------         ---------
ASSETS

Current assets:
   Cash                                                        $ 115,238         $  56,334
   Accounts receivable                                             1,650                --
                                                               ---------         ---------
      Total current assets                                       116,888            56,334
                                                               ---------         ---------

Property and equipment, at cost:
   Lab equipment                                                   5,248                --
   Office equipment                                                6,549             3,154
                                                               ---------         ---------
                                                                  11,797             3,154
   Less accumulated depreciation                                  (1,731)             (631)
                                                               ---------         ---------
      Net property and equipment                                  10,066             2,523
                                                               ---------         ---------

Other assets:
   Other assets                                                   11,263            12,006
   Due from stockholders                                           6,500             6,500
                                                               ---------         ---------
      Total other assets                                          17,763            18,506
                                                               ---------         ---------

TOTAL ASSETS                                                   $ 144,717         $  77,363
                                                               =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                            $  43,013         $      --
   Deferred revenue                                                   --            20,000
   Other payables and accrued expenses                             2,995             4,420
                                                               ---------         ---------
      Total current liabilities                                   46,008            24,420
                                                               ---------         ---------

Stockholders' equity:
   Common stock, $.001 par value; 5,000,000 shares
      authorized, 2,026,668 and 1,710,000 shares issued
      and outstanding at December 31, 1999 and 1998,
      respectively                                                 2,027             1,710
   Additional paid-in capital                                    511,475           104,790
   Deficit accumulated in the development stage                 (414,793)          (53,557)
                                                               ---------         ---------
      Total stockholders' equity                                  98,709            52,943
                                                               ---------         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 144,717         $  77,363
                                                               =========         =========



   The notes to financial statements are an integral part of these statements.

QUORUM SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)


STATEMENTS OF OPERATIONS

                                                           APRIL 6, 1998      APRIL 6, 1998
                                          YEAR ENDED      (INCEPTION) TO     (INCEPTION) TO
                                          DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                             1999              1998              1999
                                           ---------         ---------         ---------
Revenue:
   Contract research                       $ 176,755         $  20,000         $ 196,755
   Product sales                              13,550                --            13,550
   Other revenue                               6,855                --             6,855
                                           ---------         ---------         ---------
      Total revenue                          197,160            20,000           217,160
                                           ---------         ---------         ---------

Cost of sales:
   Laboratory operations                     162,644            37,194           199,838
                                           ---------         ---------         ---------
      Total cost of sales                    162,644            37,194           199,838
                                           ---------         ---------         ---------

Gross profit (loss)                           34,516           (17,194)           17,322

General and administrative expenses          397,832            36,363           434,195
                                           ---------         ---------         ---------
Operating loss                              (363,316)          (53,557)         (416,873)

Other income and expenses:
   Interest income                             2,080                --             2,080
                                           ---------         ---------         ---------
      Total other income and
      expense                                  2,080                --             2,080
                                           ---------         ---------         ---------

Net loss                                   $(361,236)        $ (53,557)        $(414,793)
                                           =========         =========         =========


   The notes to financial statements are an integral part of these statements.

QUORUM SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)


STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                     Deficit
                                                                   accumulated
                             Common Stock            Additional       in the          Total
                       ------------------------       paid-in      development    stockholders'
                        Shares         Amount         capital         stage           equity
                       ---------      ---------      ----------    -----------    -------------
APRIL 6, 1998                 --      $      --      $      --      $      --       $      --

Stock issued           1,710,000          1,710        104,790             --         106,500

Net loss                      --             --             --        (53,557)        (53,557)
                       ---------      ---------      ---------      ---------       ---------

DECEMBER 31, 1998      1,710,000          1,710        104,790        (53,557)         52,943

Stock issued             316,668            317        406,685             --         407,002

Net loss                      --             --             --       (361,236)       (361,236)
                       ---------      ---------      ---------      ---------       ---------

DECEMBER 31, 1999      2,026,668      $   2,027      $ 511,475      $(414,793)      $  98,709
                       =========      =========      =========      =========       =========


   The notes to financial statements are an integral part of these statements.

QUORUM SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)


STATEMENTS OF CASH FLOWS

                                                                     APRIL 6, 1998         APRIL 6, 1998
                                                YEAR ENDED          (INCEPTION) TO        (INCEPTION) TO
                                             DECEMBER 31, 1999     DECEMBER 31, 1998     DECEMBER 31, 1999
                                             -----------------     -----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                         $(361,236)            $ (53,557)            $(414,793)
Adjustments to reconcile net loss to
   net cash used in operating
   activities:
   Depreciation and amortization                     1,843                 1,263                 3,106
   Changes in operating assets and
   liabilities:
      Accounts receivable                           (1,650)                   --                (1,650)
      Accounts payables and accrued
         expenses                                   41,588                 4,420                46,008
      Deferred revenue                             (20,000)               20,000                    --
                                                 ---------             ---------             ---------
NET CASH USED IN OPERATING ACTIVITIES             (339,455)              (27,874)             (367,329)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment                            (8,643)               (3,154)              (11,797)
   Purchase of other assets                             --               (12,638)              (12,638)
                                                 ---------             ---------             ---------
NET CASH USED IN INVESTING ACTIVITIES               (8,643)              (15,792)              (24,435)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from common stock issues               407,002               100,000               507,002
                                                 ---------             ---------             ---------
NET CASH PROVIDED BY FINANCING
   ACTIVITIES                                      407,002               100,000               507,002
                                                 ---------             ---------             ---------

NET INCREASE IN CASH                                58,904                56,334               115,238

Cash at beginning of year                           56,334                    --                    --
                                                 ---------             ---------             ---------

CASH AT END OF YEAR                              $ 115,238             $  56,334             $ 115,238
                                                 =========             =========             =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
   Interest paid                                 $      --             $      --             $      --
                                                 =========             =========             =========
   Taxes paid                                    $      --             $      --             $      --
                                                 =========             =========             =========


   The notes to financial statements are an integral part of these statements.

QUORUM SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)


1.      NATURE OF BUSINESS/DEVELOPMENT STAGE

        Quorum Sciences, Inc. (the Company) is a development stage biotechnology company incorporated in Delaware in April 1998. The Company is leading the development of a fundamentally new approach to anti-infective technology that is based upon the disruption of the chemical signaling that occurs between bacteria cells. The Company's technology is based on research conducted in the University of Iowa-based Laboratory of Peter Greenberg, Ph.D., founder and Chief Scientific Officer of the Company. This research demonstrates that bacterial cell-cell signaling is essential to pathogenic virulence and bacterial biofilm formation -- processes that are basic to most infections and contribute to the long-term establishment of bacterial cell populations, leading to new, more effective antibacterial treatments and even preventives.

        The mission of Quorum Sciences, Inc. is to lead in the discovery and application of bacterial cell signaling technology for the development of improved anti-infective therapeutic, medical, and other commercial products.

        The Company is a development stage company devoting substantially all of its efforts to financial planning, raising capital, research and development activities and developing markets. Its planned principal operations are only in the initial stages and have not produced any significant revenue.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Estimates and Assumptions
        The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Trade Accounts and Notes Receivable
        Accounts receivable are stated at the total amount less an allowance for bad debts. The allowance is an amount estimated by management to be adequate to absorb possible losses. No allowance was deemed necessary at December 31, 1999 or 1998.

        Property and Equipment
        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over an estimated useful life of five years. Depreciation expense totaled $1,101 in 1999 and $631 in 1998.

        Costs of Issuing Stock
        Stock issue costs incurred with third parties that are directly attributable to equity transactions, including private placements, are deducted from the proceeds of the issue.

        Revenue Recognition
        The Company recognizes revenues from fixed-price research contracts ratably over the period of contract performance. Billings in excess of revenue earned, if any, are reflected on the balance sheet as deferred revenue liability (none at December 31, 1999 or 1998).

        Cash Flow Statement
        For purposes of the cash flow statement, the Company considers all highly liquid debt instruments with a maturity of three months or less to be a cash equivalent. There were no cash equivalents.

QUORUM SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.      LICENSE AGREEMENT

        In June 1999 the Company entered into a license agreement with the University of Iowa Research Foundation (UIRF) whereby the Company is granted an exclusive worldwide license, subject to the terms of the agreement, to practice certain patent rights and to manufacture, use and sell licensed products in the commercial market. The term of the agreement and the exclusive license shall be effective until the expiration of the last to expire of the licensed patents (currently
        2013).

        The Company is required to pay all future costs connected with the commercial development of licensed products. Royalties of 4% of the net sales of all licensed products sold are payable to UIRF. For each licensed product that requires FDA approval, the Company will make milestone payments of $100,000 upon completion of Phase 1 Clinical Trials, $250,000 upon completion of Phase II Clinical Trials; $500,000 upon completion of Phase III Clinical Trials and $1,000,000 upon FDA approval. For each licensed product that does not require FDA approval, the Company will pay $100,000 upon execution of the first corporate partnership agreement for product marketing and royalties at a rate of 10% of net sales of each licensed product not to exceed royalties totaling $500,000.

        Prior to June 2000, the agreement requires a minimum capitalization level of $500,000 and a minimum of one corporate sponsorship of sufficient scale to warrant milestone payments by the partner to the Company. Prior to June 2003, the agreement requires second round financing in excess of $2,000,000 or a minimum of three corporate partnerships that are providing substantial operating revenues equivalent to the $2,000,000 level of financing.

        The license agreement may be terminated by UIRF in the event of certain nonperformance by the Company. The Company has the right to terminate the agreement by giving a ninety-day notice and is provided a six-month period following the effective date of the termination to sell or otherwise dispose of any licensed products.


4.      RESEARCH AND DEVELOPMENT COSTS

        Research and development costs related to both future and current products are charged to operations as incurred. The Company recognized approximately $160,000 and $38,000 of research and development costs in 1999 and 1998, respectively.


5.      INCOME TAXES

        The provision for income taxes is comprised of current and deferred components. The current component (none in 1999 or 1998) presents the amount of federal and state income taxes which are currently reportable to the respective tax authorities and is measured by applying statutory rates to the Company's taxable income as reported in its income tax returns.

        Deferred income taxes are provided for the temporary differences between the carrying values of the Company's assets and liabilities for financial reporting purposes and their corresponding income tax basis. The temporary differences give rise to either a deferred tax asset or liability in the financial statements, which is computed by applying statutory tax rates to taxable or deductible temporary differences based upon the classification (i.e., current or non-current) of the asset or liability in the financial statements which relate to the particular temporary difference. Deferred taxes related to differences which are not attributable to a specific asset or liability are classified in accordance with the future period in which they are expected to reverse and be recognized for income tax purposes. The deferred income tax benefit (resulting of net operation loss carry forwards) computed at the statutory rates has been offset by a deferred tax asset valuation allowance of the same amount.

QUORUM SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)


5.      INCOME TAXES (continued)

        Significant components of the Company's deferred tax asset as of December 31, 1999 are as follows:

               Current deferred income tax asset:
                      Net operating loss carry forward (expiring through 2019)       $  162,000
                      Valuation allowance                                              (162,000)
                                                                                     ----------
               Net deferred income tax asset                                         $       --
                                                                                     ==========


6.      OPERATING LEASE AGREEMENT/RELATED PARTY TRANSACTION

        The Company leases laboratory facilities from the University of Iowa under an informal month to month arrangement at a rate of $417 per month. Rent expense under this lease totaled $5,004 in 1999 and $3,315 in 1998.

        Office facilities are leased from a related party under an informal month to month arrangement at a rate of $1,260 per month. Rent expense under this lease totaled $15,134 in 1999 (none in 1998).


7.      COMMITMENT -- CONTRACT RESEARCH

        The Company performs contract research for customers under fixed-price contracts. There was one such contract in process at December 31, 1999.


8.      CONCENTRATIONS

        The Company had deposits with one bank that exceeded the federally insured limit at December 31, 1999 by approximately $19,000.

        The Company received substantially all of its contract research revenues from two customers.


9.      UNCERTAINTIES, CONTINGENCIES, AND RISKS

        Application of Bacterial Cell Signaling Technology

        The Company's development and application of bacterial cell signaling technology is a new approach to anti-infective medical, industrial and consumer products. To date, the Company has not commercialized any anti-infective products using its technology. The anti-infective products are still at the early stages of development. Certain risks inherent in the development of products based on new technologies, including delays in development and testing, unplanned expenditures, failures to receive regulatory approvals, emergence of similar products by competitors, election by collaborative partners not to pursue product development and failure to receive market acceptance, will adversely affect the Company's business.

        Limited Operating History

        The Company is an early stage biotechnology company. Operating since August 1998, there have been no significant revenues from operations to date. The Company is subject to the risks and uncertainties encountered by companies that operate in a new and rapidly evolving market.

QUORUM SCIENCES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)


9.      UNCERTAINTIES, CONTINGENCIES, AND RISKS (continued)

        Intellectual Property

        The Company's success depends, in part, on its ability to obtain patents, protect trade secrets, operate without infringing upon the proprietary right of others, and prevent others from infringing on its proprietary rights. The Company currently has one patent issued from the United States Patent and Trademark Office. It will continue to seek patent protection for any new technologies it develops. The patent process involves complex legal and factual questions and, therefore, it cannot predict with any certainty the enforceability of its current patent or the grant of any future patents. Furthermore, others may independently develop similar technologies or duplicate any technology that the Company has developed. The Company also relies on trade secrets and proprietary know-how that it seeks to protect, in part, through confidential agreements. These agreements may not provide meaningful protection or adequate remedies for its technology in the event of unauthorized use or disclosure of confidential or proprietary information.

        Collaborative Partners

        The Company's strategy for the development and commercialization of anti-infective products depends, in large part, upon the formation of collaborative arrangements with several collaborative partners. Potential collaborative partners include pharmaceutical and industrial companies, academic institutions and other entities. The Company may not be able to enter into such collaborative arrangements on favorable terms or be able to control the amount and timing of resources collaborative partners may devote to the products and development of the Company's technology.

        Dependence on Key Executives

        Quorum Sciences, Inc. is dependent on the services of certain key executives. The loss of one or more of these individuals could have a significant adverse impact on the Company.

ITEM 7.(b)     PRO FORMA FINANCIAL INFORMATION.

               In October 2000, Aurora Biosciences Corporation completed a merger with Quorum Sciences, Inc., a development stage biotechnology company incorporated in April 1998. Quorum Sciences is developing anti-infective technology based upon the disruption of chemical signaling between bacteria cells. The merger was effected by exchanging 76,924 shares of Aurora common stock for all of the outstanding common stock of Quorum Sciences. Each share of Quorum Sciences was exchanged for approximately 0.028 of one share of Aurora common stock. In addition, outstanding Quorum Sciences stock options were converted at the same exchange factor into options to purchase 4,354 shares of Aurora common stock.

               The following unaudited pro forma condensed combined financial statements give effect to the merger using the pooling of interests method of accounting for business combinations and are based on the respective historical financial statements and notes thereto of Aurora and Quorum Sciences. To reflect the pooling of interests, the operating results of Quorum Sciences have been combined with Aurora's operating results for the nine months ended September 30, 2000 and 1999 and the fiscal periods ended December 31, 1999 and 1998. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Aurora Biosciences and Quorum Sciences. The pro forma condensed combined financial statements are presented for comparative purposes only and do not purport to be indicative of what the actual results of operations or financial position would have been for the periods presented had the transactions occurred on the dates indicated and do not purport to indicate the results of future operations.

               The pro forma financial information required by this item is set forth at the pages indicated below:

                                                                                          Page
                                                                                          ----
Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2000.             13
Unaudited Pro Forma Condensed Combined Statement of Operations for
   the nine-month period ended September 30, 2000.                                         14
Unaudited Pro Forma Condensed Combined Statement of Operations for
   the nine-month period ended September 30, 1999.                                         15
Unaudited Pro Forma Condensed Combined Statement of Operations for
   the year ended December 31, 1999.                                                       16
Unaudited Pro Forma Condensed Combined Statement of Operations for
   the year ended December 31, 1998.                                                       17

                         AURORA BIOSCIENCES CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


                                                Aurora             Quorum          Pro forma         Pro forma
                                              Biosciences         Sciences        adjustments         combined
                                              ------------      ------------      ------------      ------------
ASSETS
Current assets:
  Cash and cash equivalents                   $ 25,120,940      $    176,141      $         --      $ 25,297,081
  Investment securities,
    available-for-sale                          81,424,322                --                --        81,424,322
  Accounts receivable                           14,522,271             4,580                --        14,526,851
  Prepaid expenses and other current
    assets                                       5,678,660             6,500                --         5,685,160
                                              ------------      ------------      ------------      ------------
   Total current assets                        126,746,193           187,221                --       126,933,414
Equipment, furniture and leaseholds, net        12,225,334            29,853                --        12,255,187
Other assets                                    12,195,381            10,706                --        12,206,087
                                              ------------      ------------      ------------      ------------
                                              $151,166,908      $    227,780      $         --      $151,394,688
                                              ============      ============      ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    compensation                              $  9,744,112      $    151,890      $         --      $  9,896,002
  Unearned revenue                               7,305,071                --                --         7,305,071
  Other current liabilities                      4,531,833                --                --         4,531,833
                                              ------------      ------------      ------------      ------------
   Total current liabilities                    21,581,016           151,890                --        21,732,906
Noncurrent liabilities                           3,948,681                --                --         3,948,681
Stockholders' equity                           125,637,211            75,890                --       125,713,101
                                              ------------      ------------      ------------      ------------
                                              $151,166,908      $    227,780      $         --      $151,394,688
                                              ============      ============      ============      ============

                         AURORA BIOSCIENCES CORPORATION
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)


                                               Aurora             Quorum       Pro forma     Pro forma
                                            Biosciences          Sciences     adjustments     combined
                                            ------------       ------------   -----------   ------------
Revenue                                     $ 47,122,899       $    164,237       $ --      $ 47,287,136

Operating expenses:
   Cost of revenue                            25,785,642            157,613         --        25,943,255
   Research and development                   10,415,533                 --         --        10,415,533
   Selling, general and administrative        10,715,124            399,413         --        11,114,537
                                            ------------       ------------       ----      ------------
      Total operating expenses                46,916,299            557,026         --        47,473,325

Income (loss) before operations                  206,600           (392,789)        --          (186,189)

Interest and other income                      6,479,615              1,638         --         6,481,253
Interest expense                                (513,145)                --         --          (513,145)
                                            ------------       ------------       ----      ------------
Income (loss) before taxes                     6,173,070           (391,151)        --         5,781,919
Income taxes                                    (510,000)                --         --          (510,000)
                                            ------------       ------------       ----      ------------
Net income (loss)                           $  5,663,070       $   (391,151)      $ --      $  5,271,919
                                            ============       ============       ====      ============

Basic net income (loss) per share           $       0.29                                    $       0.27
                                            ============                                    ============
Diluted net income (loss) per share         $       0.26                                    $       0.24
                                            ============                                    ============

Shares used in computing:
   Basic net income (loss) per share          19,614,942                                      19,677,453
                                            ============                                    ============
   Diluted net income (loss) per share        22,044,946                                      22,111,362
                                            ============                                    ============

                         AURORA BIOSCIENCES CORPORATION
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                                   (UNAUDITED)


                                              Aurora              Quorum        Pro forma       Pro forma
                                            Biosciences          Sciences      adjustments      combined
                                            ------------       ------------    -----------    ------------
Revenue                                     $ 30,440,929       $    194,380       $   --      $ 30,635,309

Operating expenses:
   Cost of revenue                            19,728,053            104,960           --        19,833,013
   Research and development                    9,299,210                 --           --         9,299,210
   Selling, general and administrative         8,543,400            302,656           --         8,846,056
                                            ------------       ------------       ------      ------------
      Total operating expenses                37,570,663            407,616           --        37,978,279

Income (loss) before operations               (7,129,734)          (213,236)          --        (7,342,970)

Interest and other income                      1,123,805                679           --         1,124,484
Interest expense                                (519,549)                --           --          (519,549)
                                            ------------       ------------       ------      ------------
Income (loss) before taxes                    (6,525,478)          (212,557)          --        (6,738,035)
Income taxes                                          --                 --           --                --
                                            ------------       ------------       ------      ------------
Net income (loss)                           $ (6,525,478)      $   (212,557)      $   --      $ (6,738,035)
                                            ============       ============       ======      ============

Basic net income (loss) per share           $      (0.39)                                     $      (0.40)
                                            ============                                      ============
Diluted net income (loss) per share         $      (0.39)                                     $      (0.40)
                                            ============                                      ============

Shares used in computing:
   Basic net income (loss) per share          16,881,342                                        16,931,751
                                            ============                                      ============
   Diluted net income (loss) per share        16,881,342                                        16,931,751
                                            ============                                      ============

                         AURORA BIOSCIENCES CORPORATION
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)


                                               Aurora             Quorum          Pro forma        Pro forma
                                            Biosciences          Sciences        adjustments        combined
                                            ------------       ------------      -----------      ------------
Revenue                                     $ 50,324,301       $    197,160       $       --      $ 50,521,461

Operating expenses:
   Cost of revenue                            27,778,868            162,644               --        27,941,512
   Research and development                   11,593,538                 --               --        11,593,538
   Selling, general and administrative        11,535,118            397,832               --        11,932,950
                                            ------------       ------------       ----------      ------------
      Total operating expenses                50,907,524            560,476               --        51,468,000

Loss before operations                          (583,223)          (363,316)              --          (946,539)

Interest income                                1,543,011              2,080               --         1,545,091
Interest expense                                (690,869)                --               --          (690,869)
                                            ------------       ------------       ----------      ------------
Income (loss) before taxes                       268,919           (361,236)              --           (92,317)
Income taxes                                    (117,000)                --               --          (117,000)
                                            ------------       ------------       ----------      ------------
Net income (loss)                           $    151,919       $   (361,236)      $       --      $   (209,317)
                                            ============       ============       ==========      ============

Basic net income (loss) per share           $       0.01                                          $      (0.01)
                                            ============                                          ============
Diluted net income (loss) per share         $       0.01                                          $      (0.01)
                                            ============                                          ============

Shares used in computing:
   Basic net income (loss) per share          16,967,124                                            17,019,195
                                            ============                                          ============
   Diluted net income (loss) per share        18,241,349                                            17,019,195
                                            ============                                          ============

                         AURORA BIOSCIENCES CORPORATION
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)


                                              Aurora              Quorum          Pro forma       Pro forma
                                            Biosciences          Sciences        adjustments       combined
                                            ------------       ------------      -----------     ------------
Revenue                                     $ 26,537,888       $     20,000       $      --      $ 26,557,888

Operating expenses:
   Cost of revenue                            23,777,215             37,194              --        23,814,409
   Research and development                   17,145,787                 --              --        17,145,787
   Selling, general and administrative         6,067,445             36,363              --         6,103,808
                                            ------------       ------------       ---------      ------------
      Total operating expenses                46,990,447             73,557              --        47,064,004

Loss before operations                       (20,452,559)           (53,557)             --       (20,506,116)

Interest income                                2,444,836                 --              --         2,444,836
Interest expense                                (645,395)                --              --          (645,395)
                                            ------------       ------------       ---------      ------------
Income (loss) before taxes                   (18,653,118)           (53,557)             --       (18,706,675)
Income taxes                                          --                 --              --                --
                                            ------------       ------------       ---------      ------------
Net income (loss)                           $(18,653,118)      $    (53,557)      $      --      $(18,706,675)
                                            ============       ============       =========      ============

Basic net income (loss) per share           $      (1.14)                                        $      (1.15)
                                            ============                                         ============
Diluted net income (loss) per share         $      (1.14)                                        $      (1.15)
                                            ============                                         ============

Shares used in computing:
   Basic net income (loss) per share          16,312,194                                           16,336,287
                                            ============                                         ============
   Diluted net income (loss) per share        16,312,194                                           16,336,287
                                            ============                                         ============


    Note: Quorum Sciences operating results are for the period from April 6,
                     1998 (inception) to December 31, 1998.

ITEM 7.(c)     EXHIBITS.

    23.1       Consent of Ernst & Young LLP, Independent Auditors

    23.2       Consent of Hildebrand, Limparis & Hevey, CPAs, PC

    27.1 Financial Data Schedule related to the financial statements for the fiscal year ended December 31, 1999.

    27.2 Financial Data Schedule related to the financial statements for the fiscal year ended December 31, 1998.

    99.1(1)    Press Release issued on October 20, 2000 by Aurora Biosciences
               Corporation.

    99.2       Selected Consolidated Financial Data.

    99.3       Management's Discussion and Analysis of Financial Condition and
               Results of Operations.

    99.4       Supplemental Consolidated Financial Statements.


Note:

(1) Previously filed as exhibit of the same number with the Registrant's Form 8-K filed on November 3, 2000.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  AURORA BIOSCIENCES CORPORATION


                                  By: /s/ Stuart J.M. Collinson
                                     -------------------------------------------
                                          Stuart J.M. Collinson,
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors


Date:   December 14, 2000

                                INDEX TO EXHIBITS



    23.1       Consent of Ernst & Young LLP, Independent Auditors.

    23.2       Consent of Hildebrand, Limparis & Hevey, CPAs, PC.

    27.1 Financial Data Schedule related to the financial statements for the fiscal year ended December 31, 1999.

    27.2 Financial Data Schedule related to the financial statements for the fiscal year ended December 31, 1998.

    99.1(1)    Press Release issued on October 20, 2000 by Aurora Biosciences
               Corporation.

    99.2       Selected Consolidated Financial Data.

    99.3       Management's Discussion and Analysis of Financial Condition and
               Results of Operations.

    99.4       Supplemental Consolidated Financial Statements of Aurora
               Biosciences Corporation.



Note:

(1) Previously filed as exhibit of the same number with the Registrant's Form 8-K filed on November 3, 2000.